Exhibit 5.1

Direct line: +1 284 852 7309

Direct Email: michael.killourhy@ogier.com

16 June 2017

Bison Capital Acquisition Corp.

609-610 21st Century Tower

No. 40 Liangmaqiao Road

Chaoyang District, Beijing 100016

China

Dear Sirs

Bison Capital Acquisition Corp. (the Company)

We have acted as counsel as to British Virgin Islands law to the Company in connection with the Company's registration statement on Form S-1 with the Securities and Exchange Commission (Commission) under the United States Securities Act of 1933, as amended (Act) under File No. 333-218404 (such registration statement including all filed amendments or supplements to such form filed the Registration Statement), related to the offering and sale (the Offering) of (i) up to 5,750,000 units (including up to 750,000 units included in the over-allotment option granted to the Underwriters (as defined below)) (each a Unit and together the Units), with each Unit consisting of: one ordinary share of no par value in the Company (each a Share and together the Shares); one right to receive one tenth of one Share on consummation of an initial business combination (a Business Combination) by the Company (each a Right); and one half of one warrant, with each whole warrant exercisable on consummation of a Business Combination by the Company, to purchase one Share at a price of US$ 11.50 per Share (a whole one of such warrants being a Warrant) to the underwriters (the Underwriters) of the Offering, for whom EarlyBirdCapital, Inc. is acting as representative (the Representative) and (ii) all Shares, Rights and Warrants issued as part of the Units (which together constitute all of the ordinary shares or rights to acquire the same in the Company being registered pursuant to the Registration Statement). This opinion is given in accordance with the terms of the legal matters section of the Registration Statement.

1	Documents

In preparing this opinion, we have reviewed copies of the following documents:

(a)	the Registration Statement;

(b)	a draft underwriting agreement to be entered into between the Company and the Representative (the Underwriting Agreement);

(c)	a rights agreement to be entered into between the Company and Continental as rights agent, pursuant to which Continental will act as rights agent in connection with the issuance, registration, transfer, exchange, redemption, and exercise of the Rights (the Rights Agreement);

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(d)	a draft warrant agreement to be entered into between the Company and Continental Stock Transfer & Trust Company (Continental), as warrant agent, pursuant to which Continental will act as warrant agent in connection with the issuance, registration, transfer, exchange, redemption, and exercise of the Warrants (the Warrant Agreement);

(e)	(i) the constitutional documents and public records of the Company obtained from the Registry of Corporate Affairs in the British Virgin Islands on 13 April 2017; and the public information revealed from searches (the Court Searches) of the electronic records of the Civil Division and the Commercial Division of the Registry of the High Court and of the Court of Appeal (Virgin Islands) Register, each from 1 January 2000, as maintained on the Judicial Enforcement Management System (JEMS) by the Registry of the High Court of the Virgin Islands on 13 April 2017 (each of the searches in (d)(i) and (ii) together and including as both updated on 16 June 2017, the Public Records);

(f)	a registered agent's certificate issued by the Company's registered agent dated 8 June 2017 (the Registered Agent's Certificate);

(g)	written resolutions of the directors of the Company containing resolutions of the directors of the Company dated 24 February 2017 and 9 June 2017 approving, inter alia, the Registration Statement (Directors' Resolutions); and

(h)	written resolutions of the shareholders of the Company containing resolutions of the shareholders of the Company dated 16 June 2017 amending and restating the memorandum and articles of association of the Company (the Shareholders' Resolutions and together with the Directors' Resolutions, the Resolutions).

For the purposes of this opinion the documents in paragraphs 1(a) to (d) shall be referred to as the Documents. We have also reviewed such other records and documents as we have considered necessary and proper in order that we may render the opinions hereinafter set forth.

We have not made any enquiries or undertaken any searches concerning, and have not examined any other documents entered into by or affecting the Company or any other person, save for the examinations referred to in paragraph 1 above. In particular, but without limitation, we have not examined any documents referred to within the Registration Statement save as expressly referred to above and our opinion is limited accordingly.

2	Assumptions

This opinion is given only as to the circumstances existing on the date hereof and as to British Virgin Islands law in force on this date. We have relied on the Registered Agent's Certificate without further enquiry and upon the following assumptions, which we have not independently verified:

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(a)	all parties to the Documents (other than the Company) have the capacity, power and authority to enter into and exercise their rights and perform their obligations under the Documents to which they are a party;

(b)	the Documents have been or, as the case may be, will be duly authorised by or on behalf of all relevant parties (other than the Company) and, in the case of any of the Documents governed by the laws of the State of New York or the laws of any jurisdiction other than the British Virgin Islands, are, or will be legal, valid, binding and enforceable against all parties (including the Company) under those laws in accordance with their respective terms;

(c)	the choice of law specified as being the governing law in each of the Documents (to the extent not British Virgin Islands law) has been made in good faith is regarded as a valid and binding selection which will be upheld by the courts of the relevant jurisdiction;

(d)	copies of documents or records provided to us are true copies of the originals which are authentic and complete;

(e)	all signatures and seals on all documents are genuine and authentic and in particular that any signatures on the documents we have reviewed are the true signatures of the persons authorised to execute the same;

(f)	there is nothing under any law (other than the laws of the British Virgin Islands) which would or might affect the opinions appearing herein and, specifically, we have made no enquiry as to the laws or public policies of any other law relevant to the Documents other than the laws of the British Virgin Islands;

(g)	the Resolutions remain in full force and effect;

(h)	in resolving that the Company executes the Documents and exercises its rights and performs its obligations under such Documents each of the directors of the Company is acting in good faith, for a proper purpose and exercising the care, diligence, and skill that a reasonable director would exercise in the same circumstances;

(i)	the accuracy and completeness of the Registered Agent's Certificate as at the date hereof;

(j)	to the extent that any of the Documents are yet to be executed and have been reviewed by us in draft form, such Documents will be duly executed by the Company in the form of the drafts we have examined; and

(k)	the information and documents disclosed by the searches of the Public Records was and is accurate, up-to-date and remains unchanged as at the date hereof and there is no information or document which has been delivered for registration by any party (other than the Company), or which is required by the laws of the British Virgin Islands to be delivered for registration by any party (other than the Company), which was not included and available for inspection in the Public Records.

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3	Opinion

Based upon the foregoing, and subject to the qualifications expressed below, we are of the opinion that:

(a)	The Company is a company duly incorporated with limited liability under the BVI Business Companies Act, 2004 and validly existing in good standing under the laws of the British Virgin Islands. It is a separate legal entity and is subject to suit in its own name.

(b)	The Company has the capacity and power to exercise its rights and perform its obligations under and as described in the Registration Statement and each of the other Documents.

(c)	The Units and each of the Shares, Rights and Warrants comprised therein which are to be offered and sold by the Company as contemplated by the Registration Statement have been duly authorised for issue and, when issued by the Company against payment in full of the consideration in accordance with the terms set out in the Registration Statement and the terms in the underwriting agreement referred to within the Registration Statement and, in the case of the Shares comprised in the Units, duly registered in the Company's register of members, will be validly issued, fully paid and non-assessable.

(d)	Any Shares which are to be issued pursuant to the Rights or the Warrants, in each case when the rights under the those Rights or Warrants are exercisable under the terms thereof, have been duly authorised for issue and, when issued by the Company in accordance with the terms thereof as set out in the Registration Statement, and duly registered in the Company's register of members, will be, subject to payment of the exercise price therefor under the terms of the Warrants, validly issued, fully paid and non-assessable.

(e)	The Units and the Shares, Rights and Warrants comprised therein will, on issue, constitute the valid and binding obligations of the Company enforceable in accordance with their respective terms except and insofar as such enforcement may be limited as hereinafter set out.

(f)	Each of the Documents has been duly authorised and, in the case of those Documents that have been executed by the Company, executed in accordance with the Director Resolutions and delivered for and on behalf of the Company and, on the assumption that those of the Documents which have not yet been executed by the Company will be duly executed and delivered on behalf of the Company pursuant to the Directors' Resolutions, all of such Documents constitute the valid and binding obligations of the Company enforceable in accordance with their respective terms except and insofar as such enforcement may be limited as hereinafter set out. The term "enforceable" as used herein and above means that the obligations assumed by the Company under the relevant instrument are a type which the courts of the British Virgin Islands enforce. It does not mean that those obligations will necessarily be enforced in all circumstances in accordance with their terms. We draw your attention to the following:

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(i)	enforcement may be limited by bankruptcy, insolvency, liquidation, reorganisation and other laws of general application relating to or affecting the rights of creditors;

(ii)	enforcement may be limited by general principles of equity (i.e. equitable remedies such as specific performance may not be available, inter alia, where damages are considered to be an adequate remedy);

(iii)	claims may become barred under the statutes of limitation or may be or become subject to defences of set-off or counterclaim;

(iv)	it is our view that in the event of proceedings being brought in the British Virgin Islands in respect of a monetary obligation in connection with the Documents, it is likely to be expressed in the currency in which such claim is made, since the courts have power to grant a monetary judgment expressed otherwise than in the currency of the British Virgin Islands. With respect to winding up proceedings, British Virgin Islands law may require that all debts and claims are converted into U.S. Dollars (the currency of the British Virgin Islands) at an exchange rate prevailing on the date of the winding up. Currency indemnity provisions have not been tested, so far as we are aware, in the courts of the British Virgin Islands;

(v)	a certification, determination, calculation or designation of any relevant party to the foregoing instruments as to any matter provided therein might be held by the courts of the British Virgin Islands not to be conclusive, final and binding if, for example, it could be shown to have an unreasonable or arbitrary basis or in the event of manifest error;

(vi)	although there is no statutory enforcement in the British Virgin Islands of judgments obtained in the courts of the State of New York, the courts of the British Virgin Islands will recognise such a foreign judgment and treat it as a cause of action in itself which may be sued upon as a debt at common law so that no retrial of the issues would be necessary provided that the judgement is not in respect of penalties, fines, taxes or similar fiscal or revenue obligations of the Company, is final, is for a liquidated sum, was not obtained in a fraudulent manner, is not of a kind the enforcement of which is contrary to the public policy in the British Virgin Islands, is not contrary to the principles of natural justice and provided that the courts of the State of New York had jurisdiction in the matter and the Company either submitted to such jurisdiction or was resident or carrying on business within such jurisdiction and was duly served with process. In appropriate circumstances, a British Virgin Islands court may give effect in the British Virgin Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions[1];

1 Pattni v Ali and another (PC) [2007] 2 WLR.

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(vii)	a British Virgin Islands court may not necessarily award costs and disbursements in litigation in accordance with contractual provisions;

(viii)	we give no opinion as to the extent to which a British Virgin Islands court would, in the event of any relevant illegality, sever the offending provisions and enforce the remainder of the transaction of which such provisions form a part, notwithstanding any express provisions in this regard;

(ix)	enforcement may be limited or prevented by reason of fraud, misrepresentation, mistake or public policy; and

(x)	enforcement may be limited by the principle of forum non conveniens or analogous principles.

(g)	The performance of the Company's obligations under the Registration Statement and each of the other Documents do not and will not conflict with or result in any breach of:

(i)	the amended and restated Memorandum and Articles of Association of the Company; or

(ii)	any law of the British Virgin Islands applicable to the Company.

(h)	There were no actions pending against the Company based on our search of each of the Civil Index Book and the Commercial Book maintained by the British Virgin Islands High Court Registry.

(i)	On the basis of our searches conducted at the Registry of Corporate Affairs and the Court Searches, no currently valid order or resolution for the winding-up of the Company and no current notice of appointment of a receiver in the British Virgin Islands over the Company, or any of its assets, appears on the records maintained in respect of the Company. It is a requirement under section 118 of the Insolvency Act 2003 that notice of appointment of a receiver be registered with the Registry of Corporate Affairs, however, it should be noted that failure to file a notice of appointment of a receiver does not invalidate the receivership but gives rise to penalties on the part of the receiver.

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4	Limitations

We offer no opinion:

(a)	in relation to the laws of any jurisdiction other than the British Virgin Islands (and we have not made any investigation into such laws);

(b)	in relation to any representation or warranty made or given by the Company in the Registration Statement or any other Document; or

(c)	as to the commerciality of the transactions envisaged in the Registration Statement or any other Document or, save as expressly stated in this opinion, whether the Registration Statement, any other Document and the transactions envisaged therein achieve the commercial, tax, legal, regulatory or other aims of the parties to the Registration Statement or such other Document.

5	Governing Law and Reliance

(a)	This opinion shall be governed by and construed in accordance with the laws of the British Virgin Islands and is limited to the matters expressly stated herein. This opinion is confined to and given on the basis of the laws and practice in the British Virgin Islands at the date hereof.

(b)	We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, the discussion of this opinion in the Registration Statement, and to the reference to our firm in the legal matters and taxation sections of the Registration Statement. In the giving of our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

Yours faithfully

OGIER

__________

Ogier

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